Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-3 of our report dated December 11, 2015, with respect to the consolidated financial statements of Arrowhead Pharmaceuticals, Inc. and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2015, and to the reference of our Firm under the caption “Experts” in the Registration Statement.

/s/ Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California

October 24, 2016